For period ended 08-31-01
File Number 811-4338

HERITAGE SERIES TRUST
MID CAP STOCK FUND
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Item 77.O  Transactions effected pursuant to Rule 10f-3

        The following Rule 10f-3 transactions were effected by the Heritage Capital Appreciation Trust:

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                                                 DATE                                SECURITIES
                                  DATE OF      OFFERING     PURCHASE                  ACQUIRED        AMOUNT         TOTAL
SECURITY:                        PURCHASE:    COMMENCED:     PRICE:   COMMISSION:       FROM:        PURCHASED:     OFFERING:

1. Cablevision Systems Corp.     10/18/01     10/23/01      $36.05       $0.00       Salomon S/B     $15,000    $54,750,000

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